EXHIBIT C

JOINT FILING AGREEMENT

This will confirm the agreement by and between the undersigned that the Statement on Schedule 13D (the "Statement") filed on or about this date with respect to Common Stock of LoopNet, Inc., a Delaware corporation, is being filed on behalf of the entities listed below.  Each of the entities listed hereby acknowledges that pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each person on whose behalf the Statement is filed is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein, and that such person is not responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated: April 24, 2009

Calera Capital Partners IV, L.P.		Calera Capital Management IV, Inc.

	By: Calera Capital Investors IV, L.P.,		By: James T. Farrell, Co-President
General Partner
		By:	/s/ James T. Farrell
	By: Calera Capital Management IV, Inc.,	Name:	James T. Farrell
General Partner

By: James T. Farrell, Co-President

By:	/s/ James T. Farrell
Name:	James T. Farrell

Calera Capital Partners IV Side-By-Side, L.P.

By: Calera Capital Investors IV, L.P.,
General Partner

By: Calera Capital Management IV, Inc.,
General Partner

By: James T. Farrell, Co-President

By:	/s/ James T. Farrell
Name:	James T. Farrell

Calera Capital Investors IV, L.P.

By: Calera Capital Management IV, Inc.,
General Partner

By: James T. Farrell, Co-President

By:	/s/ James T. Farrell
Name:	James T. Farrell